UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2013 annual meeting of stockholders (the “2013 Annual Meeting”) of Choice Hotels International, Inc. (the “Company”) held on April 26, 2013, stockholders approved (i) an amendment to the Company’s 2006 Long-Term Incentive Plan (the “LTIP”) to increase the number of shares available for issuance under the LTIP from 4,600,000 to 7,600,000 shares; and (ii) the material terms for the payment of incentive compensation to the Company’s executive officers under the Choice Hotels International, Inc. Executive Incentive Compensation Plan (the “EICP”).

A detailed summary of the material terms of the amendment to the LTIP and the material terms of the EICP appear beginning on page 68 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2013 (the “Proxy Statement”). The foregoing description is qualified in its entirety by reference to the text of the amendment to the LTIP and the EICP, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2013 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Amendment”) to eliminate the classification of the Board of Directors (the “Board”) over a three year period and provide for the annual election of all directors beginning at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”).

The Amendment also provides, consistent with Delaware law, that once the Board has become declassified beginning with the 2016 Annual Meeting, directors may be removed with or without cause. Until then, the Board will remain classified and directors may only be removed for cause. Additionally, pursuant to the Amendment, upon the annual election of the entire Board at the 2016 Annual Meeting, a director appointed to a vacancy or new directorship would serve for a term expiring at the next annual meeting of stockholders following his or her appointment. A detailed summary of the Amendment appears on page 77 of the Proxy Statement.

The amendment became effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware on April 30, 2013.

The foregoing description is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting held on April 26, 2013, seven proposals were submitted to the Company’s stockholders. The final voting results of these proposals were as follows:

Proposal 1

The Company’s stockholders elected the following Class I directors to serve for a three-year term ending at the 2016 Annual Meeting, or until their respective successors are elected and qualified. The voting results are set forth below.

	Votes For	Votes Withheld	Broker Non-Vote
William L. Jews	52,332,979	756,917	2,821,906
John T. Schwieters	52,949,902	139,994	2,821,906
John P. Tague	52,405,177	684,719	2,821,906

Proposal 2

The Company’s stockholders approved an amendment to the Company’s 2006 Long-Term Incentive Plan to increase the number of shares authorized for issuance. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
50,939,967	2,096,500	53,429	2,821,906

Proposal 3

The Company’s stockholders approved the material terms for payment of executive incentive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
51,524,676	1,503,683	61,537	2,821,906

Proposal 4

The Company’s stockholders approved the proposal to adopt and approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of directors. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
52,696,897	303,986	89,013	2,821,906

Proposal 5

The Company’s stockholders approved an advisory vote on executive compensation. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
49,264,152	3,763,776	61,968	2,821,906

Proposal 6

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
55,711,048	186,248	14,506	0

Proposal 7

The Company’s stockholders considered a stockholder proposal requesting a report on showerheads. The voting results are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
5,015,228	46,116,111	1,958,557	2,821,906

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amendment to the Restated Certificate of Incorporation.

10.1	Amendment to Choice Hotels International, Inc. 2006 Long-Term Incentive Plan.

10.2	Choice Hotels International, Inc. Executive Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Restated Certificate of Incorporation.

10.1	Amendment to Choice Hotels International, Inc. 2006 Long-Term Incentive Plan.

10.2	Choice Hotels International, Inc. Executive Incentive Compensation Plan.